Exhibit 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Chad M. Carpenter, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of Reven Housing REIT, Inc. for the quarterly period ended September 30, 2013, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Reven Housing REIT, Inc.

November 13, 2013	/s/ Chad M. Carpenter
Chad M. Carpenter,
President, Chief Executive Officer and
Chief Financial Officer (Principal Executive Officer)

I, Chad M. Carpenter, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of Reven Housing REIT, Inc. for the quarterly period ended September 30, 2013, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Reven Housing REIT, Inc.

November 13, 2013	/s/ Chad M. Carpenter
Chad M. Carpenter,
President, Chief Executive Officer and
Chief Financial Officer (Principal Financial Officer)

The foregoing certifications are not deemed filed with the Securities and Exchange Commission for purposes of section 18 of the Securities Exchange Act of 1934, as amended (Exchange Act), and are not to be incorporated by reference into any filing of Reven Housing REIT, Inc. under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.